UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 13, 2022
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 15, 2022, Kimball Electronics, Inc. (the “Company”) announced the expansion of its Board of Directors (the “Board”) and the appointment of a new independent director, Tom G. Vadaketh, effective September 13, 2022, the date of the Board’s appointment.

The appointment of Mr. Vadaketh will enhance the Board’s strategic and financial expertise. As a Class II Director, Mr. Vadaketh will stand for election to a full term at the 2022 Annual Meeting of Share Owners of the Company. The Board also appointed Mr. Vadaketh to serve on the Audit Committee of the Board. There are no arrangements or understandings between Mr. Vadaketh or any person pursuant to which Mr. Vadaketh was selected as a director of the Company.

Mr. Vadaketh is Chief Financial Officer of Bausch Health (NYSE: BHC) (TSX: BHC), which develops, manufactures, and markets pharmaceuticals, over-the-counter products, and medical devices globally, primarily in the therapeutic areas of eye-health, gastroenterology, and dermatology. Prior to joining Bausch Health in January 2022, Mr. Vadaketh served as Executive Vice President and Chief Financial Officer of eResearch Technology, Inc. from September 2018 to December 2021, where he was responsible for leading the Finance function including controllership, treasury, taxation, and financial planning. Prior to eResearch Technology, Inc., Mr. Vadaketh was Executive Vice President and Chief Financial Officer of Cambrex Corporation, and he spent over 20 years at Procter & Gamble and Tyco International, where he held several roles of increasing responsibility at both companies.

Mr. Vadaketh is a Certified Public Accountant, and he received a degree from the Institute of Chartered Accountants in England and Wales (ACA) and an M.B.A. from Manchester Business School.

All independent (non-employee) directors receive an annual retainer fee of $65,000 plus a $125,000 equity retainer. Additionally, the Board’s Lead Independent Director, Chairperson of the Audit Committee, and Chairperson of the Compensation and Governance Committee each receive an additional $15,000 annual retainer fee, and each Committee member receives an additional $7,500 retainer fee. Directors are able to elect to receive all or a portion of their annual, Lead Independent Director, Chairperson, or Committee member retainers in Common Stock. The $125,000 of annual equity retainer fees are to be paid in shares of the Company’s Common Stock. Shares of Common Stock will be issued either under the Company’s 2014 Stock Option and Incentive Plan or the Non-Employee Directors Stock Compensation Deferral Plan. Directors are also reimbursed for reasonable travel, continuing education, and other expenses incurred in connection with Board and Committee service and meeting attendance. Mr. Vadaketh will be paid on a pro rata basis through November 11, 2022.
Our press release announcing Mr. Vadaketh’s appointment is attached on Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
99.1	Press Release dated September 15, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Douglas A. Hass
DOUGLAS A. HASS Chief Legal and Compliance Officer, Secretary
Date: September 15, 2022